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                               EXHIBIT (10)(P)

                           DEFERRED COMPENSATION PLAN
                                CROSS-GUARANTEE

   This Cross-Guarantee is entered into this 1st day of January, 1994 by and among Heller International Corporation ("HIC"), Heller Financial, Inc. ("HFI"), Heller Financial Leasing, Inc. ("HFLI"), and Heller International Group, Inc. ("HIG") in connection with the Heller International Corporation Executive Deferred Compensation Plan established as of January 1, 1994 ("the Plan").

                                    RECITALS

   WHEREAS, HIC has established the Plan for a select group of management and highly compensated employees;

   WHEREAS, HFI, HFLI, and HIG have adopted the Plan for certain of their respective management and highly compensated employees in accordance with
Section 7 of the Plan; and

   WHEREAS, the parties desire to enter into this cross-guarantee of the payment obligations under the Plan (the "Cross-Guarantee").

   NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                CROSS-GUARANTEE

1. The parties hereto, jointly and severally guarantee each Employer's payment obligations to its eligible Employees who are Participants and such Participants' Beneficiaries, under the Plan. Such payment obligations shall include payment when due of the amount in each such Participant's Deferral Account in accordance with the Deferral Election(s) made by the Participant. In the event the Employer fails to pay any such amount within thirty (30) days after the same shall become due (the ""Defaulting Employer"), the undersigned jointly and severally agree to pay such amount upon demand.

2. Unless terminated in accordance with paragraph 4 below, this Cross-Guarantee shall constitute a continuing guarantee covering all amounts in the Deferral Accounts, including any net earnings, gains and losses owing thereon with respect to each Participant's Deferral Account, at any time due and unpaid by any Employer that is a party to this Cross-Guarantee, and shall remain in effect until all amounts in the Deferral Accounts are paid. Notwithstanding the language in Section 7.2 of the Plan, the Company shall be obligated to the Participants and Beneficiaries in accordance with this Cross-Guarantee in the event of a withdrawal of an Employer from the Plan.
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3.  The Defaulting Employer shall indemnify and hold harmless the other
    Employers from and against all liabilities, claims, suits, expenses, losses, costs, levies, actions and damages, including reasonable attorney's fees, arising out of such Employer's failure to meet its obligations under the Plan. This indemnification shall survive termination of this Cross-Guarantee.

4. In the event the Defaulting Employer fails to provide indemnification in accordance with paragraph 3 above, the liability of the undersigned as among themselves, without limiting their joint and several liability, shall be in equal proportions. The undersigned shall indemnify and hold each other harmless to the extent that any of the undersigned shall be required to pay any amount hereunder that shall be in excess of their proportionate liability.

5. This Cross-Guarantee shall terminate as to any Employer upon the change of control of such Employer that is a party to this Cross-Guarantee if the effect of such change in control is that such Employer is no longer controlled by HIC, its affiliates or subsidiaries. Additionally, any party to this Cross-Guarantee shall have the right to withdraw from this Cross-Guarantee upon withdrawal from the Plan by giving sixty (60) days prior written notice to each of the other parties to this Cross-Guarantee. Such withdrawal or termination shall not affect the withdrawing Employer's obligations under the Plan. However, upon such withdrawal or termination, the withdrawing or terminating Employer shall have no obligation with respect to Deferral Elections made by Eligible Employees of any other Employer, subsequent to the date of withdrawal or termination.

6. To the extent any provision of this Cross-Guarantee conflicts with any provision of the Plan, the provisions of this Cross-Guarantee shall govern.

7. Unless otherwise defined herein, capitalized terms shall have the meaning ascribed to them in the Plan.





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                                 ACKNOWLEDGMENT


   IN WITNESS WHEREOF, this Cross-Guarantee has been duly executed as of the day and year first written above.


HELLER INTERNATIONAL CORPORATION



By: R.J. Almeida
    ---------------------------

Its: Executive Vice President and Chief Financial Officer
     ----------------------------------------------------


HELLER FINANCIAL, INC.



By: Mitchell F. Vernick
    ---------------------------

Its: Senior Group President
     --------------------------


HELLER FINANCIAL LEASING, INC.



By: Lauralee E. Martin
    ---------------------------

Its: President
     --------------------------


HELLER INTERNATIONAL GROUP, INC.



By: Anthony O'Boyle Beirne
    -------------------------------------

Its: Senior Vice President and Controller
     ------------------------------------